EXHIBIT 3.2


                   AMENDED AND RESTATED BY-LAWS

                                OF
                        HORIZON GROUP, INC.
                    (FORMERLY HGI REALTY, INC.)


                            ARTICLE I

                              OFFICES

     SECTION 1. EXECUTIVE OFFICE. The principal executive office of HGI REALTY, INC. (the "Corporation") shall be located in Muskegon, Michigan or such other location as may be specified by the Board of Directors. The books of account and records of the Corporation shall be kept in such office.

     SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or without the State of Michigan, at such place or places as the Board of Directors may from time to time appoint.


                            ARTICLE II

                     MEETINGS OF SHAREHOLDERS

     SECTION 1. ANNUAL MEETINGS. Annual meetings of shareholders for the election of directors and for such other business as may properly come before the meeting, shall be held on the second Tuesday in May, unless otherwise specified by resolution adopted by the Board of Directors, at a place, within or without the State of Michigan, as the Board of Directors shall designate and set forth in the notice of the meeting.

     If the date of the annual meeting shall fall on a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the shareholders entitled to vote shall elect successors to the class of directors whose term expires at such annual meeting and may transact such other business as shall be stated in the notice of the meeting.

     SECTION 2. QUORUM. Unless a greater or lesser quorum is provided in the Articles of Incorporation of the Corporation (the "Articles of
 Incorporation"), in a By-law adopted by the shareholders or by law, the shares present in person or by proxy entitled to cast a majority of the votes at a meeting shall constitute a quorum at the meeting. When the holders of a class or series of shares are entitled to vote separately on an item of business, this Section 2 applies in determining the presence of a quorum of the class or series for transaction of the item of business. If such quorum shall not be present or represented at any meeting of the shareholders, the meeting may be adjourned by a vote of the shares present, from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If a meeting is adjourned to another time or place, it is not necessary, unless these By-laws otherwise provide, to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only business is transacted as might have been transacted at the original meeting. If after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at the meeting.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called (a) by the Board of Directors, pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office, or (b) by the Chairman of the Board of Directors (the "Chairman of
  the Board"), the President or the Secretary upon the receipt by the Corporation of a written demand therefor duly executed by shareholders of record hold of not less than twenty-five percent (25%) of all of the outstanding shares of the Corporation entitled to vote at such meeting, which demand shall specify the purpose or purposes for such meeting. Special meetings may be held at any place, within or without the State of Michigan, as determined by the Board of Directors. The business which may be conducted at any such special meeting shall be confined to the purpose or purposes stated in the notice thereof.

     SECTION 4. NOTICE OF MEETINGS. Except as otherwise provided by law, written notice of the time, place and purposes of a meeting of shareholders, shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. No business (other than ministerial proceedings) other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the shareholders entitled to vote thereat.

     SECTION 5.  SHAREHOLDER NOMINATIONS AND PROPOSALS.

     (a) No proposal for a shareholder vote shall be submitted by a shareholder (a "Shareholder Proposal") to the Corporation's shareholders unless the shareholder submitting such proposal (the "Proponent") shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all Persons  (as  defined  in
 Article 5 of the Articles of Incorporation) acting in concert with the Proponent; (ii) the name and address of the Proponent and the Persons identified in clause (i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Shareholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and shareholders of the Corporation to consider the Shareholder Proposal. Upon receipt of the Shareholder Proposal and prior to the shareholder meeting at which such Shareholder
 Proposal will  be  considered,  if  the Board of Directors or a designated committee or the officer who will preside at the shareholders meeting determines that the information provided in a Shareholder Proposal does not satisfy the informational requirements of these By-laws or is otherwise not in accordance with law, the Secretary of the Corporation shall promptly notify such shareholder of the deficiency in the notice.
  Such shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed five days from the date such deficiency notice is given to the shareholder, determined by the Board of Directors, such committee or such officer. If the deficiency is not cured within such period, or if the Board of Directors, such committee or such officer determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Section 5, then such proposal shall not be presented for action at the meeting in question.

     (b) Only persons who are selected and recommended by the Board of Directors, or who are nominated by shareholders in accordance with the procedures set forth in this Section 5(b), shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of shareholders at which directors are to be elected may be made by any shareholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 5(b). Nominations by shareholders shall be made by written notice (a "Nomination Notice"), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) any directorships held by such nominee  in any company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and (D) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (x) the name and business address of such Persons, (y) the name and address of such Persons and  as  they  appear on the Corporation's books (if they so appear)  and
  (z) the class and number of shares of the Corporation which are beneficially owned by such Persons. A written consent to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. Except as otherwise required by applicable law, a
  Nomination Notice made in accordance with the procedures prescribed by these By-laws only permits the person submitting the Nomination Notice to present the nominee at the applicable shareholders' meeting and does not entitle such nominee to be named as a nominee in any solicitation of proxies on behalf of the Board of Directors. If the presiding officer at any shareholders meeting determines that a nomination was not made in accordance with the procedures prescribed by these By-laws, he shall so declare to the meeting and the defective nomination shall be disregarded.

     (c) Nomination Notices and Shareholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation not less than sixty and not more than ninety days prior to the date of the meeting of shareholders if such Nomination Notice or Shareholder Proposal is to be submitted at an annual shareholders meeting (provided, however, that if such annual meeting is called to be held before the date specified in Section 1 of this Article II, such Nomination Notice or Shareholder Proposal shall be so delivered no later than the close of business on the tenth day following the day on which notice of the date of the annual shareholders meeting was given). Nomination Notices and Shareholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation no later than the close of business on the tenth day following the day on which notice of the date of a special meeting of shareholders was given if the Nomination Notice or Shareholder Proposal is to be submitted at a special shareholders meeting.

     SECTION 6. VOTING. Except as provided in the Michigan Business Corporation Act ("MBCA") or the Articles of Incorporation, each outstanding share shall be entitled to one vote, in person or by written proxy, on each matter submitted to a vote; provided that a proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy. Upon the demand of any shareholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. If an action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater vote is required by the Articles of Incorporation or the MBCA. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

     The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall be (i) arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder; (ii) produced at the time and place of the meeting;
 (iii) subject to inspection by any shareholder during the whole time of the meeting; and (iv) prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

     SECTION 7. CONDUCT OF SHAREHOLDERS' MEETINGS. The meetings of the shareholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if he is not present, by a Vice President designated by the Board of Directors, or if none of such officers is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings or, if he is not present, an Assistant Secretary designated by the Board of Directors shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The order of business shall be as determined by the chairman of the meeting.

     SECTION 8.  INSPECTORS OF ELECTION.

          (a) The Board of Directors may, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

          (b) The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting,  the  existence  of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote as certified by the inspectors. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

          (c) The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be  announced  at the meeting.  No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a shareholder shall determine otherwise.

          (d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b) of this Section 8 shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

                            ARTICLE III

                             DIRECTORS

     SECTION 1. NUMBER OF DIRECTORS. The number of directors of the Corporation which shall constitute the Board of Directors shall be nine (9). No amendment to these By-laws decreasing the number of directors shall have the effect of shortening the term of any incumbent director, and no amendment shall increase the number of directors by fifty percent (50%) or more in any twelve-month period without the unanimous approval of the members of the Board of Directors then in office.
  Provided that at the 1998 annual meeting of shareholders and thereafter, the number of directors of the Corporation which shall constitute the Board of Directors shall be reduced to seven (7).

     SECTION 2. CLASSIFICATION AND ELECTION OF DIRECTORS. The directors shall be divided into three classes, designated Class I, Class II and
 Class III, with each class to be as nearly equal in number as possible. Class I directors shall initially serve until the 1996 annual meeting of shareholders; Class II directors shall initially serve until the 1997 annual meeting of shareholders; and Class III directors shall initially serve until the 1998 annual meeting of shareholders. At each annual meeting of shareholders beginning with the 1996 annual meeting, successors to the Class I, Class II or Class III directors whose terms expire at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of shareholders after their election. At all meetings  of  shareholders  for  the  election  of  Class  I,  Class II or
  Class III directors at which a quorum is present, the persons receiving the greatest number of votes shall be the directors. Each Class I, Class II or Class III director shall hold office until the annual meeting of shareholders at which his term expires and his successor is elected and qualified or until his earlier resignation or removal.

     SECTION 3. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     SECTION 4. VACANCIES. Any vacancy on the Board of Directors that results for any reason, including an increase in the number of directors, shall be filled by the Board of Directors by the affirmative vote of a majority of the directors then in office. Any person elected to fill such a vacancy (other than a vacancy arising from an increase in the number of directors) shall hold such office for the unexpired term and until his successor is elected and qualified or until his earlier resignation or removal. Any person elected to fill a vacancy arising from an increase in the number of directors shall hold such office until the next annual meeting of shareholders, and his successor shall be elected at such annual meeting for a term expiring in accordance with these By-laws.

     SECTION 5. REMOVAL. Any Class I, Class II or Class III director may be removed only for cause and only by the vote of a majority of the voting power of all shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, at a special meeting of the shareholders called for the purpose, and any vacancy thus created shall be filled by a candidate nominated in accordance with Section 3 of Article IV of these By-laws.

     SECTION 6. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors except as otherwise provided in the MBCA or the Articles of Incorporation.

     SECTION 7. MEETINGS. The newly elected directors may, without notice, hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the shareholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

     Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

     Special meetings of the Board of Directors may be called by the Chairman of the Board, acting alone, or by the Chairman of the Board, the
  President or the Secretary at the written request of a majority of the members of the Board of Directors then in office who are not officers of the Corporation, and shall be held at such place or places as may be determined by resolution of the directors, or as shall be stated in the call of the meeting.

     The Chairman of the Board shall preside at all meetings of the Board of Directors, or if he is not present, the person designated by a majority of the directors present shall preside.

     Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting, or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting), or given orally by telephone, telegraph, telecopy or other comparable means to each director at his designated address at least twenty-four hours before the meeting, in the case of a meeting to be held by means of a telephone conference, and at least thirty-six hours before all other meetings. Any director may waive in writing notice of any meeting, and the attendance of a director at any meeting shall constitute a waiver of notice of such meeting. The notice of a special meeting shall state any business to be transacted at the meeting which is outside the ordinary course. Other routine business may be conducted at the special meeting without such matter being stated in the notice.

     Unless otherwise restricted by the Articles of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     SECTION 8. QUORUM. A majority of the members of the Board of Directors then in office shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given to the directors present at the adjourned meeting other than by announcement at the meeting which shall be so adjourned; provided, however, that notice of such reconvened meeting, stating the date, time and place of the reconvened meeting, shall be given in accordance with the requirements of Section 7 of this Article III to the directors not present at the adjourned meeting.

     SECTION 9. VOTE. Except as otherwise provided in the Articles of Incorporation or other provisions of these By-laws, the vote of a majority of the members of the Board of Directors then in office shall be the act of the Board of Directors.

     SECTION 10. COMPENSATION. Directors shall receive such compensation for their services as directors or as members of committees, as may be fixed by the Board of Directors, including but not limited to a stated
  salary, fixed fee, or hourly rate and expenses of attendance for attendance at each meeting or engagement or activity on behalf of this
 Corporation. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

     SECTION 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or of such committee as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     SECTION 12. APPROVAL OR RATIFICATION. Any contract, transaction or act of the Corporation or of the Board of Directors or of any committee thereof or of any officer of the Corporation which shall be approved or ratified by the holders of a majority of the outstanding shares of the Corporation at any annual meeting of shareholders or any special meeting of shareholders called for such purpose shall be as valid and binding upon the Corporation and all of its shareholders as if it had been approved or ratified by all the shareholders of the Corporation.


                            ARTICLE IV

                            COMMITTEES

     SECTION 1. STANDING COMMITTEES. There shall be a Compensation Committee and an Audit Committee of the Board of Directors, and such other committees as shall be designated by the Board of Directors. Each committee shall consist of one or more directors of the Corporation.

     A committee, and each member thereof, shall serve at the pleasure of the Board.

     Each standing committee may determine its own rules of procedure, consistent with these By-laws. Meetings of any standing committee may be called upon the direction of any member of such committee. Notice of the date, time and place of each meeting shall be mailed by regular mail to each member of such standing committee at his designated address at least six days before the meeting, or sent by overnight courier to each such member at his designated address at least two days before the meeting
  (with delivery scheduled to occur no later than the day before the meeting), or given orally by telephone, telegraph, telecopy or other comparable means to each such member at his designated address at least twenty-four hours before the meeting. Notice of a meeting of any standing committee may be waived in writing  by  any  member  of  such  committee.
 Except  as  otherwise  provided  in  these  By-laws,  at  meetings of each standing committee, the presence of a majority of the members of such committee shall be necessary to constitute a quorum for the transaction of business, and, if a quorum is present at any meeting, the action taken by a majority of the members present shall be the act of the committee. Each standing committee shall keep such records of its acts and proceedings as its chairman shall deem appropriate, and shall report its activities to the Board of Directors from time to time.

     SECTION 2. COMPENSATION COMMITTEE. The Compensation Committee shall consist of such number of directors as from time to time shall be prescribed by the Board of Directors. Each such director shall not be an officer or employee of the Corporation or of any subsidiary or affiliated company of the Corporation, and shall hold office until his successor is elected. The Compensation Committee shall establish general guidelines regarding the compensation of the officers and executives of the Corporation, determine the compensation of the Chief Executive Officer, and the four most highly compensated executive officers of the Corporation, other than the Chief Executive Officer, whose individual total annual salary and bonus exceeds  $100,000,  have  the  authority  to grant options under the Corporation's stock option plans and perform such other duties with respect to plans affecting officers' remuneration as shall be delegated to the Compensation Committee from time to time.

     SECTION 3. AUDIT COMMITTEE. The Audit Committee shall consist of such number of directors as from time to time shall be prescribed by the
  Board of Directors. Each such director shall not be an officer or employee of the Corporation or of any subsidiary or affiliated company of the Corporation, and shall hold office until his successor is elected. The duties of the Audit Committee shall be to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accounts, consider the range  of  audit  and non-audit fees and review any recommendations made by the Company's auditors regarding the Company's accounting methods and the adequacy of its system of internal control.


                             ARTICLE V

                             OFFICERS

     SECTION 1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board, a President, a Treasurer, and a Secretary, all of
  whom shall be elected by the Board of Directors and hold office until their successors are elected and qualified. In addition, the Board of Directors may elect one or more Vice Presidents (one or more of whom may be designated Senior Vice President or Executive Vice President) and such
  Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers (other than the Chairman of the Board and the
  President) need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting, and vacancies in any office and newly created offices may be filled by the Board of Directors at any time. More than two offices may be held by the same person.

     SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     SECTION 3. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board shall preside at meetings of the shareholders of the Corporation and the Board of Directors. The Chairman of the Board shall also perform such other duties as may be assigned to him by the Board of Directors.

     SECTION 4. PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have general charge, control and supervision over the affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board, the President shall preside at meetings of the shareholders. Except as the Board of Directors shall authorize the execution thereof in some other manner, the President shall be authorized to execute bonds, mortgages and other contracts on behalf of the Corporation, to cause the Corporation's seal to be affixed to any instrument requiring such seal, and when so affixed such seal shall be attested by the signatures of the Secretary or an Assistant Secretary.

     SECTION 5. VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors or as delegated to him by the President. The Board of Directors may assign to any Vice President general supervision and charge over any territorial or functional division of the business and affairs of the Corporation.

     SECTION 6. TREASURER. The Treasurer shall have responsibility for the custody and safe-keeping of the funds and securities of the
 Corporation and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of
 Directors.

     The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the Chairman of the Board, the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

     SECTION 7. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Board of Directors, or shareholders, upon whose requisition the meeting is called as provided in these By-laws. He shall record all the proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the Chairman of the Board or the President, and attest the same.

     SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.


                            ARTICLE VI

                   INDEMNIFICATION OF OFFICERS,
                  DIRECTORS, EMPLOYEES AND AGENTS

     SECTION 1. INDEMNIFICATION PROVISIONS IN ARTICLES OF INCORPORATION. The provisions of this Article VI are intended to supplement Article 8 of the Articles of Incorporation pursuant to Section 8.2 of the Articles of Incorporation. To the extent that this Article VI contains any provisions inconsistent with said Article 8, the provisions of the Articles of Incorporation shall govern. Terms defined in such Article 8 shall have the same meaning in this Article VI.

     SECTION 2. UNDERTAKINGS FOR ADVANCES OF EXPENSES. Unless otherwise specified in the MBCA, an advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of
 Section 8.1 of the Articles of Incorporation (hereinafter an "advancement of expenses") shall be made only upon delivery to the Corporation of a written affirmation of eligibility for such advancement as required by the MBCA and an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under Article 8.1 of the Articles of Incorporation or otherwise. The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

     SECTION 3. CLAIMS FOR INDEMNIFICATION. If a claim for indemnification under Section 8.1 of the Articles of Incorporation is not paid in full by the Corporation within sixty days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses only upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the MBCA (or any successor provision or provisions). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or its shareholders) to have  made  a  determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MBCA (or any successor provision or provisions), nor an actual determination by the Corporation (including the Board of
  Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses,  under Article 8.1 of the Articles  of  Incorporation  or  this
 Article VI or otherwise, shall be on the Corporation.

     SECTION 4. PREDECESSOR CORPORATIONS. The Corporation shall provide to individuals who were directors, officers, employees or agents of
 McArthur/Glen  Realty  Corp.  and Horizon Outlet Centers, Inc. immediately prior to the Effective Date, indemnification rights equivalent to the indemnification rights applicable to such individuals immediately prior to the Effective Date for actions or omissions of such individuals in their capacity as directors, officers, employees or agents of McArthur/Glen
  Realty Corp. and Horizon Outlet Center, Inc., as the case may be, occurring prior to the Effective Date.

     SECTION 5. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MBCA.

     SECTION 6. SEVERABILITY. In the event that any of the provisions of this Article VI (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction  to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.



                            ARTICLE VII

                           MISCELLANEOUS

     SECTION 1. CERTIFICATES REPRESENTING SHARES. Certificates representing shares shall set forth thereon the statements prescribed in
 Section 332 and, where applicable, by Sections 463, 472 and 805, of the MBCA and by any other applicable provision of law, and shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice-President, and the Treasurer or an Assistant Treasurer, or the
  Secretary or an Assistant Secretary, shall be issued to each shareholder certifying the number of shares in the Corporation owned by such holder. Any or all of the signatures may be facsimiles. If an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be an officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of issue.

     In the event that the shares or other securities of the Corporation are listed on a national securities exchange, the Corporation may by resolution of the Board of Directors eliminate certificates representing such shares or securities and provide for such other methods of recording, noticing ownership, and disclosure as may be provided by the rules of that national securities exchange.
     No certificate shall be issued for any share until such share is fully paid.

     SECTION 2. LOST CERTIFICATES. A new certificate for shares may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate to give the Corporation an affidavit as to such person's ownership of the certificate and of the facts which go to prove its loss, theft or destruction, and/or a bond, in such sum as they may direct, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of any such new certificate.

     SECTION 3. TRANSFER OF SHARES. Subject to compliance with any agreement or provisions restricting the transferability of shares, transfers of shares of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Surrender of the certificate shall be effected by the delivery of the shares to the person in charge of the stock and transfer books and ledgers of the Corporation, or to such other person as the directors may designate, by whom the certificate shall be cancelled, and a new certificate shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

     SECTION 4. RECORD OWNERSHIP. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of the State of Michigan.

     SECTION 5. RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors. The record date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date pursuant to this Section for the adjourned meeting.

     SECTION 6. DIVIDENDS. Subject to the provisions of the Articles of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

     SECTION 7. SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 8. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year unless otherwise determined by resolution of the Board of Directors.

     SECTION 9. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, and other commercial instruments, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

     SECTION 10. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.

     Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing, signed by  the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 11. VOTING OF STOCK OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments  relating  to  securities  owned  by  the  Corporation  may be executed in the name of and on behalf of the Corporation by the President or such officers or employees or agents as the Board of Directors or the President may direct. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may from time to time confer like powers upon any other person or persons.


                           ARTICLE VIII

                            AMENDMENTS

     These  By-laws  may be altered or repealed and  By-laws  may  be  made
 (a) at any annual meeting of the shareholders or at any special meeting thereof if notice of the proposed alteration or repeal or of the By-law or By-laws to be made is contained in the notice of such special meeting, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the combined voting power of all of the shares of all classes of capital stock of the Corporation then entitled to vote generally in the election of directors, or (b) at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or of the
  By-law or By-laws to be made, is contained in the notice of such meeting, by the affirmative vote of a majority of the members of the Board of Directors then in office.